UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 9, 2025

Nuvectis Pharma, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-41264 (Commission File Number)	86-2405608 (IRS Employer Identification No.)

1 Bridge Plaza Suite 275

Fort Lee, NJ 07024

(Address of Principal Executive Offices)

(201) 614-3150

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Class	Trading Symbol(s)	Exchange Name
Common Stock	NVCT	Nasdaq Capital Market

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Establishment of “At the Market” Offering Program

On May 9, 2025, Nuvectis Pharma, Inc., a Delaware corporation (the “Company”), entered into a Sales Agreement (the “Sales Agreement”) with Leerink Partners LLC (“Leerink Partners”) as sales agent, pursuant to which the Company may offer and sell shares of its common stock, $0.00001 par value per share (the “Common Stock”), from time to time through Leerink Partners. The Company has filed a prospectus supplement (the “Prospectus Supplement”), dated as of May 9, 2025, relating to the Sales Agreement with the Securities and Exchange Commission (the “SEC”) under the Company’s existing shelf Registration Statement on Form S-3 (File No. 333-270657), which was declared effective by the SEC on March 29, 2023 (the “Registration Statement”). Pursuant to the Prospectus Supplement and accompanying base prospectus, which form a part of the Registration Statement, the Company may offer and sell shares of Common Stock for an amount up to $60 million under the Sales Agreement (the “ATM Shares”).

Sales of the ATM Shares, if any, will be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Leerink Partners is not required to sell any specific number or dollar amount of securities but will act as sales agent using commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations on mutually agreed terms between Leerink Partners and the Company. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to Leerink Partners for the ATM Shares sold pursuant to the Sales Agreement will be an amount equal to 3.0% of the gross proceeds of the ATM Shares sold under the Sales Agreement. The proceeds the Company receives from sales of the ATM Shares, if any, will depend on the number of ATM Shares actually sold and the offering price of such ATM Shares. The Company has agreed to pay to Leerink Partners certain costs and expenses incident to the performance of its obligations under the Sales Agreement. The Company has also agreed to provide indemnification and reimbursement to Leerink Partners with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended.

The Sales Agreement contains customary representations, warranties, and agreements by the Company and customary indemnification rights and obligations of the parties.

This Current Report on Form 8-K shall not constitute an offer to sell or solicitation of an offer to buy the ATM Shares, nor shall there be any sale of the ATM Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of such state or jurisdiction.

A copy of the Sales Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference. The foregoing description of the material terms of the Sales Agreement is not complete and is qualified in its entirety by reference to such exhibit.

Alston & Bird LLP, counsel to the Company, has issued a legal opinion relating to the ATM Shares. A copy of such legal opinion, including the consent included therein, is attached as Exhibit 5.1 hereto.

Termination of Prior “At the Market” Offering Program

The Company terminated its “at-the-market” offering of shares of the Company’s Common Stock for an amount up to $40 million, pursuant to that certain At the Market Offering Agreement, dated March 17, 2023, by and between the Company and H.C. Wainwright & Co., LLC (the “HCW ATM”), conducted pursuant to the Company’s prospectus supplement filed with the SEC as part of the Registration Statement on March 17, 2023 (the “Prior Prospectus Supplement”). As of the termination of the HCW ATM, the Company had sold approximately $18.6 million of shares of its Common Stock thereunder. No further offerings or sales of Common Stock will be conducted under the HCW ATM or the Prior Prospectus Supplement. There are no costs or payments associated with the early termination of the HCW ATM.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed herewith:

Exhibit
Number	Description

5.1	Opinion of Alston & Bird LLP.

10.1*	Sales Agreement, dated May 9, 2025, by and between Nuvectis Pharma, Inc. and Leerink Partners LLC.

23.1	Consent of Alston & Bird LLP (included in the opinion filed as Exhibit 5.1).

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

*	Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplementally a copy of any omitted exhibit or schedule upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuvectis Pharma, Inc.
(Registrant)

Date: May 9, 2025
	By:	/s/ Ron Bentsur
Ron Bentsur
Chairman, Chief Executive Officer and President